Exhibit 8.2


                      [ORRICK, HERRINGTON & SUTCLIFFE LLP]


                               October 31, 2003


Wachovia Asset Securitization Issuance, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re: Wachovia Asset Securitization Issuance, LLC, Registration Statement on Form S-3/A Commission File Number 333-109298

Ladies and Gentlemen:

     We have advised Wachovia Asset Securitization Issuance, LLC (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its mortgage pass-through certificates (the "Certificates")
and  mortgage-backed  notes  (the   "Notes,"  and  together   with  the
Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3/A (the "Registration Statement") as to be filed by the Registrant with the Securities and Exchange Commission on October 31, 2003 under the Securities Act of 1933, as amended (the "Act"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,


                                           /s/ORRICK, HERRINGTON & SUTCLIFFE LLP

                                           ORRICK, HERRINGTON & SUTCLIFFE LLP